UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2012, The Chefs’ Warehouse, Inc. (the “Company”) filed a current report on Form 8-K (the “Original 8-K”) in connection with the consummation of the Company’s acquisition of Michael’s Finer Meats, LLC (“Michael’s”). On October 25, 2012, the Company filed Amendment No. 1 to the Original Form 8-K to provide certain historical financial statements for Michael’s and certain unaudited pro forma condensed combined financial information related to the Company’s acquisition of Michael’s. The Company is filing this Form 8-K to provide certain additional supplemental unaudited pro forma condensed combined financial information giving effect to the Company’s acquisition of Michael’s.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	The unaudited pro forma condensed combined financial information reflecting the acquisition of Michael’s Finer Meats, LLC by the Company for the year ended December 28, 2012, with the related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ John D. Austin
Name: John D. Austin
Title: Chief Financial Officer

Date: March 18, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	The unaudited pro forma condensed combined financial information reflecting the acquisition of Michael’s Finer Meats, LLC by the Company for the year ended December 28, 2012, with the related notes thereto.